EXHIBIT 99.1

Orion’s Q3’24 Revenue Rose 28% to $26M on Strength in LED Lighting; Reiterates Revenue Growth Outlook of $90M-$95M for FY 2024

Manitowoc, WI – February 7, 2024 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, maintenance services and electric vehicle (EV) charging station solutions, today reported results for its fiscal 2024 third quarter (Q3’24) ended December 31, 2023. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q3 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q3’24	Q3’23	Change	Q2’24	Q1’24	Q4'23
Revenue	$26.0	$20.3	+$5.7	$20.6	$17.6	$21.6
Gross Profit	$6.4	$4.8	+$1.6	$4.6	$3.2	$4.7
Gross Profit %	24.5%	23.6%	+95 bps	22.2%	18.0%	21.9%
Net Loss (1)	($2.3)	($24.1)	+$21.8	($4.4)	($6.6)	($5.1)
Net Loss per share (1)	($0.07)	($0.75)	+$0.68	($0.14)	($0.21)	($0.16)
Adjusted EBITDA (2)	($0.1)	($1.6)	+$1.5	($2.2)	($4.4)	($1.6)
Cash	$5.0	$8.1	($3.1)	$4.0	$8.2	$16.0
(1)
Q3’23 Net Loss & EPS reflect $17.8M non-cash charge recording a valuation allowance against Deferred Tax Assets. The 2024 quarters each include $1.1M of earnout expense related to the Voltrek acquisition. Q4’23 and Q3’23 included $2.5M and $1.5M of earnout expense, respectively.
(2)
See Adjusted EBITDA reconciliation below.

Financial Highlights

•
LED Lighting revenue increased to $18.5M in Q3’24 vs. $14.2M in Q3’23 and $13.6M in Q2’24, driven by anticipated growth in contract activity for larger customers that is expected to continue into FY 2025. Ongoing larger projects include approximately $6M in remaining revenue from a European retrofit project for the U.S. Department of Defense, an external lighting project for Orion’s largest customer, and a national LED lighting project for a global warehouse/logistics customer.
•
EV charging solutions revenue was $2.8M in Q3’24 vs. $3.4M in Q2’24 and $2.8M in the year ago quarter, principally reflecting the timing of large project activity. The Voltrek business has substantially expanded and enhanced its team and geographic reach and is seeing steady growth in its project pipeline as well as new project quoting activity.
•
Maintenance services revenue rose to $4.6M in Q3’24 compared to $3.6M in Q2’24 and $3.3M in Q3’23, principally benefitting from a 3-year agreement to provide preventative lighting maintenance services for a customer’s approximately 2,000 retail locations nationwide. Orion continues to focus on the profitability of remaining legacy contracts.

•
Orion ended Q3’24 with $17.5M of financial liquidity, comprised of $5.0M of cash and $12.5M of net availability on its credit facility. This is an improvement from Q2’24 liquidity of $12.9M, which included $4.0M of cash and cash equivalents and $8.9M of net credit facility availability.

CEO Commentary

Orion CEO Mike Jenkins commented, “We are pleased that our revenue grew 28% in Q3 reflecting an anticipated acceleration in contract activity on large LED lighting projects through ESCO partners, in our government sector and with our largest customer along with an increase in maintenance services revenue.

“Looking forward into Q4’24 and FY 2025, we are optimistic about our growth prospects across the business. In LED lighting we have several larger retrofit projects that should contribute to our growth, including the European retrofit project, external lighting and other potential projects for our largest customer, ongoing projects for a large warehouse/logistics customer and a large project for a global technology customer. In our LED distribution business, we anticipate growth through our ESCO partners who are responding favorably to our expanded line of fixtures, including our TritonProTM LED retrofit high-bay lighting fixtures and our Harris exterior LED lighting products, targeted more to the value end of the energy efficient fixture market.

“Throughout our product and service offerings, Orion remains focused on delivering the highest quality, energy efficiency and value to our customers with industry leading customer service. In particular, we are focused on the needs of large national accounts that are best able to benefit from our turnkey solutions. This starts with site visits followed by custom design and configuration, project management, securing utility and government rebates and progresses through to installation and commissioning – all with just one point of contact and accountability nationwide.

“Our initiatives to diversify the business over the past two years have taken some time and effort to develop and integrate but are starting to make meaningful contributions to our growth from both new and existing customers. We continue to see significant cross-selling opportunities between our lines of business, particularly with large national accounts, where there is potential to serve customers in each of our three areas of operation. One of our priorities in the coming quarters is to ensure we are effectively marketing each of our capabilities across our combined customer base. We expect our expanded array of solutions to support increasing growth in the quarters ahead.”

Business Outlook

•
Orion expects FY 2024 revenue growth between 16% and 23% to a range of approximately $90M to $95M. This outlook implies Q4’24 revenue in the range of $26M to $31M compared to $21.6M in Q4’23.
•
Growth over the balance of FY 2024 is primarily expected from large national LED lighting projects including the European retrofit project, an external lighting project for Orion’s largest customer, and projects for a large warehouse/logistics sector customer. Additionally, Orion expects growth in EV charging solutions driven by its current project pipeline. Maintenance services are expected to decrease slightly over the balance of FY 2024, reflecting the likely impact of new pricing on certain legacy customer renewal discussions.
•
On a preliminary basis, Orion is targeting growth in FY 2025 in the range of 10-15% on a consolidated basis (recognizing the completion of the large DOD project and top-line headwinds in the maintenance business) and will update its outlook when it reports full year results in early June.

Financial Results

Orion’s Q3’24 revenue rose 28% to $26.0M versus $20.3M in Q3’23, driven by strength in LED lighting projects and maintenance services. LED Lighting revenue increased to $18.6M in Q3’24 vs. $14.2M in Q3’23, reflecting an anticipated ramp-up of large LED lighting projects, including a large European retrofit project and a large outdoor lighting project for Orion’s largest customer. Maintenance services revenue also rose to $4.6M in Q3’24 compared to $3.3M in Q3’23, principally benefitting from a 3-year agreement to provide preventative lighting maintenance services for a customer’s ~2,000 retail locations nationwide.

Gross profit increased to $6.4M in Q3’24 from $4.8M in Q3’23 and gross profit percentage (gross margin) increased 95 basis points to 24.5% in Q3’24 from 23.6% in Q3’23, due to sales of higher margin new products and improved fixed cost absorption on higher sales volume. Services gross margin has benefited from pricing mix across various projects, improved fixed cost absorption on increased revenues and price increases on renewing maintenance contracts, to better reflect the current cost environment. Orion remains committed to returning its maintenance business to profit margins more in line with the overall company.

Total operating expenses declined to $8.4M in Q3’24 from $9.4M in Q3’23. Operating expenses included $1.1M of expense related to the Voltrek earnout accrual in Q3’24 vs. $1.5M in Q3’23. The year-ago period also included $0.5M of Voltrek acquisition costs versus none in Q3’24.

Orion reported a Q3’24 pretax loss of $2.3M, a $2.4M improvement over its Q3’23 pretax loss of $4.7M, primarily due to higher revenues and lower costs.

Orion reported a Q3’24 net loss of $2.3M, or $0.07 per share, as compared to a Q3’23 net loss of $24.1M, or $0.75 per share, which included a $17.8M non-cash tax charge to establish a valuation allowance against the Company’s Deferred Tax Assets.

Balance Sheet and Cash Flow

Orion generated cash of $1.0M from operating activities in Q3’24, reflecting operating results and positive working capital impacts. Orion believes it is in a good position to fund its operations and growth objectives across each of its business segments through fiscal 2025.

Orion ended Q3’24 with current assets of $45.7M, including $5.0M of cash and cash equivalents, $15.7M of accounts receivables, and $20.8M of inventory. Net of current liabilities, working capital was $15.0M. Orion had financial liquidity of $17.5M at the close of Q3’24, a $4.6M improvement from $12.9M at September 30, 2023. The improved liquidity reflects a $1.0M increase in cash and a $3.1M increase in net credit availability. Orion had $10.0M of borrowings outstanding on its credit facility at both December 31, 2023 and September 30, 2023.

Webcast/Call Detail

Date / Time: Wednesday, February 7th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BIef444d967570409582fe6bf2e68c1e6e

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN #.

Webcast / Replay: https://edge.media-server.com/mmc/p/qy3xvvja

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our Sustainability and Governance priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) potential asset impairment charges and/or increases on our deferred tax asset reserve; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to achieve and sustain profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our Website.

Twitter: @OrionLighting and@OrionLightingIR

StockTwits: @Orion_IR

###

Investor Relations Contacts
Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2023	March 31, 2023
Assets
Cash and cash equivalents	$4,967	$15,992
Accounts receivable, net	15,714	13,728
Revenue earned but not billed	1,692	1,320
Inventories, net	20,843	18,205
Prepaid expenses and other current assets	2,472	1,116
Total current assets	45,688	50,361
Property and equipment, net	10,026	10,470
Goodwill	1,484	1,484
Other intangible assets, net	5,191	6,004
Other long-term assets	3,021	3,260
Total assets	$65,410	$71,579
Liabilities and Shareholders’ Equity
Accounts payable	$18,866	$13,405
Accrued expenses and other	11,657	10,552
Deferred revenue, current	172	480
Current maturities of long-term debt	7	17
Total current liabilities	30,702	24,454
Revolving credit facility	10,000	10,000
Long-term debt, less current maturities	—	3
Deferred revenue, long-term	432	489
Other long-term liabilities	3,618	3,384
Total liabilities	44,752	38,330
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at December 31, 2023 and March 31, 2023; no shares issued and outstanding at December 31, 2023 and March 31, 2023	—	—
Common stock, no par value: Shares authorized: 200,000,000 at December 31, 2023 and March 31, 2023; shares issued: 42,021,341 at December 31, 2023 and 41,767,092 at March 31, 2023; shares outstanding: 32,551,737 at December 31, 2023 and 32,295,408 at March 31, 2023	—	—
Additional paid-in capital	161,594	160,907
Treasury stock, common shares: 9,469,604 at December 31, 2023 and 9,471,684 at March 31, 2023	(36,234)	(36,237)
Retained deficit	(104,702)	(91,421)
Total shareholders’ equity	20,658	33,249
Total liabilities and shareholders’ equity	$65,410	$71,579

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Product revenue	$17,007	$15,399	$46,266	$41,715
Service revenue	8,964	4,889	17,904	14,039
Total revenue	25,971	20,288	64,170	55,754
Cost of product revenue	12,302	11,480	33,258	31,152
Cost of service revenue	7,302	4,027	16,805	11,832
Total cost of revenue	19,604	15,507	50,063	42,984
Gross profit	6,367	4,781	14,107	12,770
Operating expenses:
General and administrative	4,910	5,484	15,689	13,183
Acquisition related costs	—	493	56	840
Sales and marketing	3,170	2,983	9,778	8,521
Research and development	349	409	1,211	1,374
Total operating expenses	8,429	9,369	26,734	23,918
Loss from operations	(2,062)	(4,588)	(12,627)	(11,148)
Other income (expense):
Other income	25	—	37	—
Interest expense	(193)	(64)	(561)	(97)
Amortization of debt issue costs	(25)	(16)	(74)	(47)
Interest income	—	—	2	—
Total other expense	(193)	(80)	(596)	(144)
Loss before income tax	(2,255)	(4,668)	(13,223)	(11,292)
Income tax expense	1	19,391	58	17,933
Net loss	$(2,256)	$(24,059)	$(13,281)	$(29,225)
Basic net loss per share attributable to common shareholders	$(0.07)	$(0.75)	$(0.41)	$(0.93)
Weighted-average common shares outstanding	32,531,563	32,047,755	32,460,398	31,510,547
Diluted net loss per share	$(0.07)	$(0.75)	$(0.41)	$(0.93)
Weighted-average common shares and share equivalents outstanding	32,531,563	32,047,755	32,460,398	31,510,547

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2023	2022
Operating activities
Net loss	$(13,281)	$(29,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,067	974
Amortization of intangible assets	813	373
Stock-based compensation	681	1,435
Amortization of debt issue costs	74	47
Deferred income tax	—	17,804
Loss on sale of property and equipment	84	10
Provision for inventory reserves	325	407
Provision for credit losses	170	25
Other	1	150
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(2,156)	(431)
Revenue earned but not billed	(372)	(321)
Inventories	(2,963)	1,001
Prepaid expenses and other assets	(1,189)	609
Accounts payable	5,506	2,418
Accrued expenses and other	1,337	(566)
Deferred revenue, current and long-term	(364)	42
Net cash used in operating activities	(10,267)	(5,248)
Investing activities
Cash to fund acquisition, net of cash received	—	(5,508)
Purchases of property and equipment	(868)	(573)
Additions to patents and licenses	—	(9)
Proceeds from sale of property, plant and equipment	118	—
Net cash used in investing activities	(750)	(6,090)
Financing activities
Payment of long-term debt	(11)	(12)
Proceeds from revolving credit facility	—	5,000
Payments of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	—	(2)
Deferred financing costs	—	(29)
Proceeds from employee equity exercises	3	57
Net cash (used in) provided by financing activities	(8)	5,014
Net decrease in cash and cash equivalents	(11,025)	(6,324)
Cash and cash equivalents at beginning of period	15,992	14,466
Cash and cash equivalents at end of period	$4,967	$8,142

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net loss	$(2,256)	$(4,388)	$(6,637)	$(5,116)	$(24,059)
Interest	193	192	174	208	64
Taxes	1	15	42	45	19,391
Depreciation	360	361	346	395	311
Amortization of intangible assets	273	274	266	280	269
Amortization of debt issue costs	25	25	24	26	16
EBITDA	(1,404)	(3,521)	(5,785)	(4,162)	(4,008)
Stock-based compensation	266	227	188	177	448
Acquisition related costs	—	3	53	(75)	493
Earnout expenses	1,050	1,125	1,125	2,500	1,500
Adjusted EBITDA	(88)	(2,166)	(4,419)	(1,560)	(1,567)